As filed with the Securities and Exchange Commission on October 19, 2018

Registration No. 333-206017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CNL HEALTHCARE PROPERTIES II, INC.

(Exact name of registrant as specified in charter)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(407) 650-1000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Stephen H. Mauldin

Chief Executive Officer and President

CNL Healthcare Properties II, Inc.

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(407) 650-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Christopher R. Stambaugh, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed pursuant to Rule 462(d) under the Securities Act and will be effective upon filing.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

This Post-Effective Amendment No. 9 to the Registration Statement on Form S-11 (No. 333-206017) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES OF COMMON STOCK

In accordance with the undertaking of CNL Healthcare Properties II, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-206017) initially declared effective March 2, 2016 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 9 to the Registration Statement to deregister $1,899,606,970 of Class A, Class T and Class I shares of its common stock that remain unsold under the Registration Statement. Pursuant to this Registration Statement, the Company registered up to $2,000,000,000 of shares of Class A, Class T and Class I common stock, with up to $1,750,000,000 of shares intended to be sold in its primary offering and up to $250,000,000 of shares intended to be sold under its distribution reinvestment plan, though the Company reserved the right to reallocate shares between the primary offering and the distribution reinvestment plan. The Company ceased processing subscriptions and terminated this offering effective October 1, 2018 and accepted aggregate gross offering proceeds of approximately $100,393,030.

By filing this Post-Effective Amendment No. 9 to the Registration Statement, the Company hereby terminates the offering of shares on this Registration Statement and deregisters $1,899,606,970 of shares of its common stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on October 19, 2018.

CNL HEALTHCARE PROPERTIES II, INC.

By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin, Chairman of the Board, Director, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on October 19, 2018.

Signature		Title

/s/ Stephen H. Mauldin Stephen H. Mauldin		Chairman of the Board, Director, Chief Executive Officer and President

* Ixchell C. Duarte		Chief Financial Officer, Treasurer and Senior Vice President (Principal Financial Officer)

* L. Burke Rainey		Chief Accounting Officer and Vice President (Principal Accounting Officer)

* Douglas N. Benham		Director

* Dianna F. Morgan		Director

*BY:	/s/ Stephen H. Mauldin Stephen H. Mauldin	Attorney-in-Fact